                                                                      EXHIBIT 21

                         SUBSIDIARIES OF H&R BLOCK, INC.

      The following is a list of the direct and indirect subsidiaries of H&R Block, Inc., a Missouri corporation.

                                                                         JURISDICTION IN
                                NAME                                     WHICH ORGANIZED
                                ----                                     ---------------
1)  H&R Block Group, Inc............................................     Delaware (1)
2)  HRB Management, Inc.............................................     Missouri (2)
3)  H&R Block Tax and Financial Services Limited....................     United Kingdom (3)
4)  Companion Insurance, Ltd........................................     Bermuda (3)
5)  H&R Block Services, Inc.........................................     Missouri (2)
6)  H&R Block Tax Services, Inc.....................................     Missouri (4)
7)  H&R Block of Dallas, Inc........................................     Texas (5)
8)  HRB Partners, Inc...............................................     Delaware (6)
9)  HRB Texas Enterprises, Inc......................................     Missouri (5)
10) H&R Block and Associates, L.P...................................     Delaware (7)
11) H&R Block (Guam), Inc...........................................     Guam (5)
12) H&R Block Enterprises (Guam), Inc...............................     Guam (8)
13) H&R Block Canada, Inc...........................................     Canada (5)
14) Financial Stop, Inc.............................................     British Columbia (9)
15) H&R Block Canada Financial Services, Inc........................     Canada (9)
16) H&R Block Enterprises, Inc......................................     Missouri (5)
17) H&R Block Eastern Enterprises, Inc..............................     Missouri (4)
18) HRB Royalty, Inc................................................     Delaware (4)
19) H&R Block Limited...............................................     New South Wales (10)
20) West Estate Investors, LLC......................................     Missouri (11)
21) H&R Block Global Solutions (Hong Kong) Limited..................     Hong Kong (4)
22) Black Orchard Financial, Inc....................................     Delaware (4)
23) Block Financial Corporation.....................................     Delaware (2)
24) Option One Mortgage Corporation.................................     California (12)
25) Option One Mortgage Acceptance Corporation......................     Delaware (13)
26) Option One Mortgage Securities Corp.............................     Delaware (13)
27) Option One Mortgage Securities II Corp..........................     Delaware (13)
28) Premier Trust Deed Services, Inc................................     California (13)
29) Premier Mortgage Services of Washington, Inc....................     Washington (13)
30) H&R Block Mortgage Corporation..................................     Massachusetts (13)
31) Option One Insurance Agency, Inc................................     California (13)
32) Woodbridge Mortgage Acceptance Corporation......................     Delaware (13)
33) Option One Loan Warehouse Corporation...........................     Delaware (13)
34) Option One Advance Corporation..................................     Delaware (13)
35) AcuLink Mortgage Solutions, LLC.................................     Florida (14)
36) AcuLink of Alabama, LLC.........................................     Alabama (15)
37) Companion Mortgage Corporation..................................     Delaware (12)
38) Franchise Partner, Inc..........................................     Nevada (12)
39) HRB Financial Corporation.......................................     Michigan (12)
40) H&R Block Financial Advisors, Inc...............................     Michigan (16)
41) OLDE Discount of Canada.........................................     Canada (17)
42) H&R Block Insurance Agency of Massachusetts, Inc................     Massachusetts (17)

43) HRB Property Corporation........................................     Michigan (16)
44) HRB Realty Corporation..........................................     Michigan (16)
45) 44 East Central, Inc............................................     Florida (18)
46) 4240 Hunt Road, Inc.............................................     Ohio (18)
47) 4230 West Green Oaks, Inc.......................................     Michigan (18)
48) HRB Equipment Corporation.......................................     Michigan (16)
49) Financial Marketing Services, Inc...............................     Michigan (12)
50) 2430472 Nova Scotia Co..........................................     Nova Scotia (19)
51) H&R Block Digital Tax Solutions, LLC............................     Delaware (20)
52) TaxNet Inc......................................................     California (21)
53) BFC Transactions, Inc...........................................     Delaware (12)
54) RSM McGladrey Business Services, Inc............................     Delaware (2)
55) RSM McGladrey, Inc..............................................     Delaware (22)
56) RSM McGladrey Financial Process Outsourcing, L.L.C..............     Minnesota (24)
57) Astute BPO Solutions Pvt. Ltd...................................     India (25)
58) Birchtree Financial Services, Inc...............................     Oklahoma (23)
59) Birchtree Insurance Agency, Inc.................................     Missouri (27)
60) Pension Resources, Inc..........................................     Illinois (23)
61) FM Business Services, Inc.......................................     Delaware (23)
62) O'Rourke Career Connections, LLC................................     California (26)
63) Credit Union Jobs, LLC..........................................     California (24)
64) PDI Global, Inc. ...............................................     Delaware (22)
65) RSM Equico, Inc.................................................     Delaware (22)
66) RSM Equico Capital Markets, LLC.................................     Delaware (28)
67) Equico, Inc.....................................................     California (29)
68) Equico Europe Limited...........................................     United Kingdom (29)
69) RSM Equico Canada, Inc..........................................     Canada (29)
70) RSM McGladrey Business Solutions, Inc...........................     Delaware (22)
71) RSM McGladrey Insurance Services, Inc...........................     Delaware (22)
72) PWR Insurance Services, Inc.....................................     California (30)
73) RSM McGladrey Employer Services, Inc............................     Georgia (31)
74) RSM Employer Services Agency, Inc...............................     Georgia (32)
75) RSM Employer Services Agency of Florida, Inc....................     Florida (32)
76) H&R Block Small Business Resources, Inc.........................     Delaware (2)

Notes to Subsidiaries of H&R Block, Inc.:
----------------------------------------

(1)   Wholly owned subsidiary of H&R Block, Inc.

(2)   Wholly owned subsidiary of H&R Block Group, Inc.

(3)   Wholly owned subsidiary of HRB Management, Inc.

(4)   Wholly owned subsidiary of H&R Block Services, Inc.

(5)   Wholly owned subsidiary of H&R Block Tax Services, Inc.

(6)   Wholly owned subsidiary of H&R Block of Dallas, Inc.

(7) Limited partnership in which HRB Texas Enterprises, Inc. is a 1% general partner and HRB Partners, Inc. is a 99% limited partner

(8)   Wholly owned subsidiary of H&R Block (Guam), Inc.

(9)   Wholly owned subsidiary of H&R Block Canada, Inc.

(10)  Wholly owned subsidiary of HRB Royalty, Inc.

(11) Limited liability company in which H&R Block Tax Services, Inc. has a 100% membership interest.

(12)  Wholly owned subsidiary of Block Financial Corporation

(13)  Wholly owned subsidiary of Option One Mortgage Corporation

(14) Limited liability company in which Option One Mortgage Corporation has a 100% membership interest.

(15) Limited liability company in which AcuLink Mortgage Solutions, LLC has a 100% membership interest.

(16)  Wholly owned subsidiary of HRB Financial Corporation

(17)  Wholly owned subsidiary of H&R Block Financial Advisors, Inc.

(18)  Wholly owned subsidiary of HRB Realty Corporation

(19)  Wholly owned subsidiary of Financial Marketing Services, Inc.

(20) Limited liability company in which Block Financial Corporation has a 100% membership interest.

(21)  Wholly owned subsidiary of H&R Block Digital Tax Solutions, LLC.

(22)  Wholly owned subsidiary of RSM McGladrey Business Services, Inc.

(23)  Wholly owned subsidiary of RSM McGladrey, Inc.

(24) Limited liability company in which RSM McGladrey, Inc. has a 100% membership interest.

(25) Company in which RSM McGladrey Financial Process Outsourcing, LLC owns 70% of the issued and outstanding stock.

(26) Limited liability company in which RSM McGladrey, Inc. owns a 50% membership interest and the California Credit Union League owns a 50% membership interest

(27)  Wholly owned subsidiary of Birchtree Financial Services, Inc.

(28) Limited liability company in which RSM Equico, Inc. has a 100% membership interest.

(29)  Wholly owned subsidiary of RSM Equico, Inc.

(30)  Wholly owned subsidiary of RSM McGladrey Insurance Services, Inc.

(31) Company in which RSM McGladrey Business Services, Inc. owns approximately 87% of the issued and outstanding stock.

(32)  Wholly owned subsidiary of RSM McGladrey Employer Services, Inc.